                                                                     EXHIBIT 4.1



                           CERTIFICATE OF DESIGNATION,
                        PREFERENCES AND RIGHTS OF CLASS A
                         PREFERRED STOCK, SECOND SERIES
                                       OF
                                 PUBLICARD, INC.

                    Pursuant to Section 1522 of the Business
Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania ("BCL")

         PubliCARD, Inc. (the "Corporation"), a corporation organized and existing under the BCL, hereby certifies that, pursuant to the provisions of
Section 1522 of the BCL, its Board of Directors, at a meeting duly called and held on November 1, 2000, at which a quorum was present and acting throughout, duly adopted the following resolution:

         WHEREAS, the Board of Directors of the Corporation is authorized by Article Fourth of the Amended and Restated Articles of Incorporation dated March 9, 1984, as amended, to issue up to 1,000,000 shares of Class A Preferred Stock in one or more series and, in connection with the creation of any series, to fix, by resolutions providing for, the issuance of shares, the powers, designations, preferences and relative, participating, optional or other rights of the series and the qualifications, limitations or restrictions thereof; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the designations, voting rights, preferences, limitations and special rights of a series of Class A Preferred Stock;

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby created, provided for and approved, a series of Class A Preferred Stock to be designated "Class A Preferred Stock, Second Series" on the terms and with the provisions herein set forth in the Certificate of Designations, Preferences and Rights of Class A Preferred Stock, Second Series of PubliCARD, Inc. attached to this resolution as Annex A ("Certificate of Designations"); and

         FURTHER RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to make any changes they may deem necessary or appropriate in the Certificate of Designations and then to execute and file with the Secretary of State of the

                                  Exh. 4.1 - 1

Commonwealth of Pennsylvania such Certificate of Designations setting forth the designations, voting rights, preferences, limitations and special rights of the Class A Preferred Stock, Second Series.


                                      /s/ Antonio L. DeLise
                                      ------------------------------------------
                                      Name:  Antonio L. DeLise
                                      Title: Vice President, Chief Financial
                                             Officer, and Secretary



                                  Exh. 4.1 - 2

                                     ANNEX A

                     CLASS A PREFERRED STOCK, SECOND SERIES

         The powers, designations, preferences and relative, participating, optional or other rights of the Class A Preferred Stock, Second Series of PubliCARD, Inc. (the "Corporation") are as follows:

                  1.       DESIGNATION AND AMOUNT.

                  This series of preferred stock shall be designated as "Class A Preferred Stock, Second Series." The Class A Preferred Stock, Second Series shall have no par value per share. The number of authorized shares constituting the Class A Preferred, Second Series shall be 1,000 shares. Shares of the Class A Preferred, Second Series have a stated value of Five Thousand Dollars ($5,000.00) per share (the "Stated Value").

                  2.       DIVIDENDS.

                           (a)      Holders of Class A Preferred Stock, Second
Series shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"); provided that Board of Directors has no present intention to declare any dividends.

                           (b)      In the event the Board of Directors shall
elect to pay or declare and set apart for payment any dividend on any shares of common stock, par value $.10 per share, of the Corporation (the "Common Stock") in cash out of funds legally available therefor or in stock or other consideration, the holders of the Class A Preferred Stock, Second Series shall be entitled to receive dividends payable in the form and in an amount per share equal to the per share amount that would have been payable to such holders had such holders converted their Class A Preferred Stock, Second Series into Common Stock pursuant to Section 5 below prior to the record date with respect to such dividend.

                  3.       LIQUIDATION PREFERENCE.

                           (a)      Subject to the rights, privileges,
preferences and priorities of the holders of "Preferred Stock", no par value per share, of the Company, in the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Class A Preferred Stock, Second Series at the time thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or any other class of stock ranking junior upon liquidation, dissolution or winding up to the Class A Preferred Stock, Second Series ("Junior Securities") by reason of their ownership of such stock, an amount per share of Class A Preferred Stock, Second Series equal to the applicable Stated Value (the "Liquidation Preference"). After the payment of the full Liquidation Preference on account of all shares of Class A Preferred Stock, Second Series as set forth in this Section 3, the remaining assets of the Corporation legally

                                  Exh. 4.1 - 3
available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and/or holders of any Junior Securities in accordance with the terms thereof. If the assets and funds legally available for distribution among the holders of Class A Preferred Stock, Second Series shall be insufficient to permit the payment to the holders of the full aforesaid preferential amount, then the assets and funds shall be distributed ratably among holders of Class A Preferred Stock, Second Series in proportion to the number of shares of Class A Preferred Stock, Second Series owned by each holder.

                           (b)      A merger, recapitalization, reorganization,
sale of voting control to a single buyer or a group of related buyers in one or a series of related transactions, or other business combination transaction involving the Corporation in which the shareholders of the Corporation immediately prior to the consummation of such transaction do not own at least a majority of the issued and outstanding shares of the surviving corporation or the Corporation (as applicable) immediately following the consummation of such transaction or sale of all or substantially all of the assets of the Corporation (collectively, a "Liquidation Event") shall be deemed to be a liquidation of the Corporation.

                           (c)      In any Liquidation Event, if the
consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors.

                  4.       VOTING RIGHTS.

                  In addition to any other rights provided by law and except as otherwise provided herein, so long as at least two hundred and fifty (250) shares of Class A Preferred Stock, Second Series shall be outstanding (as adjusted for stock splits, combinations and the like), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Class A Preferred Stock, Second Series, voting together as a single class, authorize or issue shares of any class or series of stock (other than shares of Preferred Stock or shares of Class A Preferred Stock, First Series), or any other securities convertible into or exchangeable for shares of any class or series of stock having any preference or priority as to dividends or liquidation superior to any preference or priority of the shares of Class A Preferred Stock, Second Series.

                  5.       CONVERSION.

                  Shares of Class A Preferred Stock, Second Series may be converted into shares of Common Stock, on the terms and conditions set forth in this Section 5.

                           (a)      Optional Conversion.

                                    (i)      At any time and from time to time,
                  each holder of shares of Class A Preferred Stock, Second Series may, upon 30 days' prior written notice to the Corporation, convert each share held by such holder into Two Thousand Five

                                  Exh. 4.1 - 4

                  Hundred (2,500) shares of Common Stock, subject to adjustment as provided in Section 6 hereof.

                                    (ii)     References in this Section 5 to
                  "Common Stock" shall include all stock or other securities or property (including cash) into which Common Stock is converted following any merger, reorganization or reclassification of the capital stock of the Corporation.

                           (b)      Common Stock. The Common Stock to be issued
upon conversion hereunder shall be fully paid and nonassessable.

                           (c)      Procedures for Conversion.

                                    (i)      In order to convert shares of Class
                  A Preferred Stock, Second Series into shares of Common Stock pursuant to Section 5(a), the holder shall surrender the certificate or certificates therefore, duly endorsed for transfer, at any time during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), accompanied by written notice to the Corporation of such holder's election to convert and (if so required by the Corporation or any conversion agent) by an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and any taxes required pursuant to Section 5(c)(iii). As promptly as practicable after the surrender for conversion of any share of Class A Preferred Stock, Second Series in the manner provided in the preceding sentence, and the payment in cash of any amount required by the provisions of Section 5(c)(iii), the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares in proper order for conversion, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

                                    (ii)     The Corporation shall not be
                  required to issue fractional shares of Common Stock upon conversion of shares of Class A Preferred Stock,

                                  Exh. 4.1 - 5

                  Second Series. At the Corporation's discretion, in the event the Corporation determines not to issue fractional shares, in lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock on the date of conversion (as determined in good faith by the Board of Directors).

                                    (iii)    The issuance of certificates for
                  shares of Common Stock upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                           (d)      Reservation of Stock Issuable Upon
Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Preferred Stock, Second Series, 2,500,000 shares of Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Preferred Stock, Second Series without regard to whether the holders of Class A Preferred Stock, Second Series are then entitled to convert, the Corporation will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval and upon such approval, the Corporation shall reserve and keep available such additional shares solely for the purpose of effecting the conversion of the shares of the Class A Preferred Stock, Second Series.

                           (e)      Merger, Etc.

                                    (i)      Notwithstanding any other provision
                  hereof, in case of any merger or other business combination transaction involving the Corporation, then, concurrently with the consummation of such transaction, provision shall be made so that each share of Class A Preferred Stock, Second Series shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Class A Preferred Stock, Second Series would have been entitled assuming conversion immediately prior to the closing of the transaction.

                                    (ii)     In case of any merger or other
                  business combination transaction involving the Corporation, in which the Corporation is not the

                                  Exh. 4.1 - 6
                  surviving entity, and the Corporation or the holders do not otherwise convert all outstanding shares of Class A Preferred Stock, Second Series, the Class A Preferred Stock, Second Series shall be converted into or exchanged for and shall become shares of the surviving corporation having, in respect of the surviving corporation, substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Class A Preferred Stock, Second Series had immediately prior to such transaction.

                  6.       ADJUSTMENTS.

                           The Corporation shall give holders of Series A
Convertible Preferred Stock notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event.

                           (a)      Definitions. As used in this Section 6, the
following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean shares of Common Stock issued by the Corporation after the closing of the transactions contemplated by those certain Preferred Stock Purchase Agreements dated various dates from November 15 through 27, 2000 between the Corporation and the purchasers named therein.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of Class A Preferred Stock, Second Series outstanding on such date and other securities convertible into, or options or warrants to purchase, shares of Common Stock outstanding on such date, whether or not such options, warrants or other securities are presently convertible or exercisable.

                           (b)      Stock Dividends, Subdivisions and
Combinations. If at any time the Corporation shall:

                                    (i)      take a record of the holders of its
                  Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                                    (ii)     subdivide its outstanding shares of
                  Common Stock into a larger number of shares of Common Stock, or

                                    (iii)    combine its outstanding shares of
                  Common Stock into a smaller number of shares of Common Stock,

then number of shares of Common Stock issuable upon conversion of a share of Class A Preferred Stock, Second Series shall be adjusted such that it will equal the applicable number of

                                  Exh. 4.1 - 7
shares issuable upon conversion of a share of Class A Preferred Stock, Second Series immediately prior to the occurrence of any such event multiplied by a fraction, the numerator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately after the occurrence of such event and the denominator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately prior to the occurrence of such event.

                           (c)      Other Provisions Applicable to Adjustments
Under This Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 6:

                                    (i)      When Adjustments to Be Made. The
                  adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                                    (ii)     When Adjustment Not Required. If
                  the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                           (d)      Certain Limitations. Notwithstanding
anything herein to the contrary, the Corporation shall not enter into any transaction which, by reason of any adjustment hereunder, would cause the applicable Conversion Price to be less than the par value per share of Common Stock.

                  7.       NO REDEMPTION.

                           The shares of Class A Preferred Stock, Second Series
shall not be redeemable.


                                  Exh. 4.1 - 8